As filed with the Securities and Exchange Commission on March 18, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________

FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

____________

W HOLDING COMPANY, INC.
(Exact name of Registrant as Specified in its charter)

PUERTO RICO	66-0573197
(State or other Jurisdiction of	(I.R.S. Employer Identification
Incorporation or Organization)	Number)

19 West McKinley Street
Mayagüez, Puerto Rico 00680
(787) 834-8000

(Address, including zip code, and telephone number, including area code, of Registrant’s Principal Executive Offices)

Freddy Maldonado
Chief Financial Officer and Vice President
of Finance and Investment
19 West McKinley Street
Mayagüez, Puerto Rico 00680
(787) 834-8000

(Name, Address, including zip code, and telephone number, including area code, of Agent for Service)

____________

Copies to:

Stuart G. Stein, Esq.
Amit Saluja, Esq.
Hogan & Hartson L.L.P.
555 Thirteenth Street, N.W.
Washington, D.C. 20004-1109
(202) 637-8575

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ] ______

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

____________

CALCULATION OF REGISTRATION FEE (1)

		Proposed	Proposed
		maximum	maximum
Title of each class of	Amount to	offering	aggregate
securities to be	be	price	offering	Amount of
registered (2)	registered (3)	per unit (3)(4)	price (1)(3)	registration fee

Common Stock, $1.00 par value per share	(5)
Preferred Stock, $1.00 par value per share	(5)
Total	$300,000,000		$300,000,000	$24,270

(1)	Estimated in accordance with Rule 457 solely for purpose of calculating the registration fee.

(2)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(3)	As permitted under General Instruction II.D. of Form S-3, the table lists each of the classes of securities being registered and the aggregate offering price, but does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit, and proposed maximum aggregate offering price.

(4)	The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(5)	There is being registered hereunder an indeterminate number of shares of common stock and an indeterminate number of shares of preferred stock as shall have an aggregate offering price not to exceed $300,000,000.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its Effective Date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

-ii-

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 18, 2003

PROSPECTUS

$300,000,000
COMMON STOCK
($1.00 par value per share)
PREFERRED STOCK
($1.00 par value per share)

____________

     We may offer and sell from time to time in one or more offerings common stock, $1.00 par value per share, and one or more series of preferred stock, $1.00 par value per share, separately or together, with an aggregate offering price of up to $300,000,000 in amounts, at prices and on terms determined at the time of offering.

     This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement, and, if necessary, a pricing supplement, that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus.

     You should carefully read this prospectus and any applicable prospectus supplement together with the information described under “Additional Information” and “Incorporation by Reference” in this prospectus before you decide to invest. This prospectus may not be used to consummate sales of the offered securities unless it is accompanied by a prospectus supplement describing the method and terms of the offering of the securities.

     Our common stock is listed on the New York Stock Exchange under the symbol “WHI”. Our principal executive offices are located at 19 West McKinley Street, Mayaguez, Puerto Rico 00680, and our telephone number is (787) 834-8000.

     None of the Securities and Exchange Commission, any Commonwealth of Puerto Rico securities or financial institutions commission or any other United States federal or state securities or banking agency has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

     These securities are not savings accounts or deposits and are neither insured nor guaranteed by us or by the U.S. Government, the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this Prospectus is ______, 2003.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
ADDITIONAL INFORMATION	1
INCORPORATION BY REFERENCE	1
FORWARD-LOOKING STATEMENTS	2
THE COMPANY	2
CONSOLIDATED RATIOS OF EARNINGS TO FIXED
CHARGES AND PREFERRED STOCK DIVIDENDS USE OF PROCEEDS	4
USE OF PROCEEDS	4
DESCRIPTION OF CAPITAL STOCK	4
DESCRIPTION OF COMMON STOCK	4
DESCRIPTION OF PREFERRED STOCK	5
PLAN OF DISTRIBUTION	7
LEGAL MATTERS	8
EXPERTS	8

     Prospective investors may rely only on the information specifically incorporated by reference or contained in this prospectus or any applicable prospectus supplement. Neither the company nor the underwriters referred to in “Plan of Distribution” in this prospectus or any prospectus supplement have authorized anyone to provide prospective investors with information different from that incorporated by reference or contained in this prospectus or any applicable prospectus supplement. This prospectus and any applicable prospectus supplement are not offers to sell nor are they seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus and any applicable prospectus supplement is complete and correct only as of the date on the front cover of such documents, regardless of the time of the delivery of such documents or the date of any sale of these securities. In this prospectus, “W Holding,” the “company,” “we,” “us,” and “our” refer to W Holding Company, Inc. and “securities” refer to our common stock and preferred stock, separately or together.

ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or “SEC,” using a “shelf” registration process. Under the shelf process, we may sell common stock and one or more series of preferred stock, separately or together, in one or more offerings up to a total dollar amount of $300,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with the information described below under the headings “Additional Information” and “Incorporation By Reference.”

ADDITIONAL INFORMATION

     As permitted by SEC rules, this prospectus omits certain information that is included in the registration statement and its exhibits. Since this prospectus may not contain all the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed below, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document. These documents can be read at, or obtained from, the SEC, the SEC website or the New York Stock Exchange, as described below.

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement of which this prospectus forms a part, are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may read and copy any document that we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov. Our SEC filings are also available at the offices of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you may call (212) 656-5060.

     Our common stock is traded on the New York Stock Exchange under the symbol “WHI” and our Series B, Series C, Series D and Series E preferred stock are traded on the Nasdaq Stock Market’s National Market under the symbols “WBPRO”, “WBPRN”, “WBPRM” and “WBPRL”, respectively. Our Series A preferred stock is traded on the Nasdaq Stock Market’s over-the-counter bulletin board under the symbol “WBPRP.OB”.

INCORPORATION BY REFERENCE

     We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference in this prospectus the following documents that we have filed with the SEC (File No. 000-27377) under the Securities Exchange Act of 1934, or the “Exchange Act”:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as filed on March 29, 2002;

•	Our Quarterly Reports on Form 10-Q (including any amendments thereto) for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002;

•	Our Current Reports on Form 8-K, as filed on June 24, 2002, July 11, 2002, August 21, 2002 and October 31, 2002; and

•	The description of our common stock set forth under the caption “Description of the Holding Company’s Capital Stock” in our Registration Statement on Form S-4, as amended (Reg. No. 333-76975)), including any amendment or report filed to update such description.

     We also incorporate by reference all documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and until all the securities being offered by this prospectus are sold.

     We will provide, at no cost, to each person, including a beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated into this prospectus by reference, other than exhibits to these documents unless such exhibits are specifically incorporated by reference into these documents. Requests for copies should be directed to the company, Attention: Freddy Maldonado, Chief Financial Officer and Vice President of Finance and Investment, 19 West McKinley Street, Mayagüez, Puerto Rico 00680. Telephone requests may be directed to Mr. Maldonado at (787) 834-8000.

FORWARD-LOOKING STATEMENTS

     Some information contained or incorporated by reference in this prospectus or any prospectus supplement constitutes “forward-looking statements.” Such information can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “intend,” “continue,” or “believe” or the negatives or other variations of these terms or comparable terminology. We caution that the actual results, performance or achievements of the company may differ materially from those reflected in the forward-looking statements. We also may provide projections, forecasts or estimates of future performance or cash flows. Projections, forecasts and estimates are forward-looking statements and will be based upon a number of assumptions. Actual events are difficult to predict and may be beyond our control. Actual events may differ materially from those assumed. Accordingly, there can be no assurance that any estimated results, projections, forecasts or estimates can be realized or that actual returns or results will not be materially different than those that may be estimated.

THE COMPANY

     The following summary highlights selected information regarding W Holding. It does not contain all of the information that is important to you. You should carefully read this entire prospectus and any prospectus supplement, together with the other documents that are incorporated by reference into this prospectus and any prospectus supplement. In addition, you should carefully consider the factors set forth under the caption “Risk Factors” in the applicable prospectus supplement.

General

     We are a financial holding company offering a full range of financial services through our wholly owned subsidiaries, Westernbank Puerto Rico and Westernbank Insurance Corp. Westernbank offers a full range of business and consumer financial services, including banking, trust and brokerage services. Westernbank Insurance Corp. is a general insurance agent placing property, casualty, life and disability insurance.

     Westernbank was founded in 1958 as a savings institution operating in the western and southwestern regions of Puerto Rico, focusing on retail banking and emphasizing long-term, fixed-rate residential mortgage loans on one-to-four family residential properties. In 1994, Westernbank changed its charter to become a full-service commercial bank. In 1999, we became the bank holding company of Westernbank and in 2000, we registered as a financial holding company under the United States Bank Holding Company Act. As a financial holding company, we are permitted to engage in financial-related activities, including insurance and securities activities, provided that we meet certain regulatory standards.

     Westernbank seeks to differentiate itself from other banks by focusing on customer relationships and personalized service, offering customers direct access to senior management. As part of this focus, Westernbank strives to make fast and effective decisions locally. Westernbank’s branches offer modern facilities with advanced technology and remain open to customers for longer hours compared to many other local banks, with a number of branches offering both Saturday and Sunday hours. In addition, Westernbank trains its employees to promote an effective and customer-focused sales culture.

     Our executive offices are located at 19 West McKinley Street, Mayagiiez, Puerto Rico 00680, and our telephone number is (787) 834-8000.

Westernbank

     Westernbank is a Puerto Rico-chartered commercial bank operating through a network of 50 bank branches (including 19 Expresso of Westernbank branches opened in 2002) located throughout Puerto Rico, primarily in the western and southwestern regions of the island and in the San Juan metropolitan area, and a website on the Internet. In addition to commercial, retail and residential real estate banking, Westernbank operates four divisions: Westernbank Business Credit, which specializes in asset-based lending; Expresso of Westernbank, which specializes in small, unsecured consumer loans up to $15,000 and collateralized consumer loans up to $75,000; Westernbank Trust Division, which offers a full array of trust services; and Westernbank International Division, which holds investment securities and purchases loans, consisting mostly of US government and agency securities.

     Westernbank’s commercial real estate and other loans are primarily variable and adjustable rate products. Commercial loan originations come from existing customers as well as through direct solicitation and referrals. Westernbank offers different types of consumer loans, including secured and unsecured products, in order to provide a full range of financial services to its retail customers. In addition, Westernbank offers VISA and Master Card accounts to its customers.

Westernbank Business Credit Division

     Westernbank Business Credit manages Westernbank’s commercial asset-based loan portfolio, which consists of loans secured principally by accounts receivable, inventory and equipment. This division, which is one of the fastest growing areas of Westernbank, was established in connection with Westernbank’s June 2001 acquisition of the asset-based lending portfolio of the Puerto Rico branch of Congress Credit Corporation for $163.8 million.

Expresso of Westernbank Division

     Launched in July 2002, Expresso of Westernbank specializes in making small, unsecured consumer loans up to $15,000 and collateralized consumer loans up to $75,000 through 19 full-service branches (including 14 new branches and five re-designated branches). These branches are strategically located in order to attract customers that have traditionally been underserved by the Puerto Rico banking sector.

Westernbank Trust Division

     Established in 2001, Westernbank Trust offers a variety of Individual Retirement Accounts (IRAs) and manages 401(k) and Keogh retirement plans, custodian and corporate accounts.

Westernbank International Division

     Established in 1995, Westernbank International is our International Banking Entity (IBE) under Puerto Rico tax law. Under Puerto Rico tax law, an IBE can hold non-Puerto Rico assets, and earn interest on these assets, as well as generate fee income outside of Puerto Rico, on a tax-exempt basis. Westernbank does not otherwise conduct significant banking business outside of Puerto Rico.

Westernbank Insurance Corp.

     Established in 2001, Westernbank Insurance Corp. is a general insurance agent placing property, casualty, life and disability insurance on which we earn commission income. Currently, most of the agency’s volume is derived from two areas — mortgage insurance on residential mortgage loans and “credit life” insurance for borrowers of personal loans. We intend to expand Westernbank Insurance Corp. in order to offer a broader line of insurance products to meet the needs of our customers.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
AND PREFERRED STOCK DIVIDENDS

     The following table sets forth our consolidated ratios of earnings to fixed charges and preferred stock dividends for the respective periods indicated. We issued our Series A preferred stock in June 1998, our Series B preferred stock in May and June 1999, our Series C preferred stock in March 2001, our Series D preferred stock in August 2001 and our Series E preferred stock in October 2002. The consolidated ratios of earnings to fixed charges and preferred stock dividends were computed by dividing earnings by fixed charges and preferred stock dividends, as specified below, using two different assumptions – one excluding interest on deposits and the second including interest on deposits.

	Nine Months
	Ended
	September 30,		Year Ended December 31,

	2002		2001		2000		1999		1998		1997

Consolidated ratio of earnings to fixed charges and preferred stock dividends:
Excluding interest on deposits	1.66	x	1.58	x	1.60	x	1.87	x	2.16	x	2.45	x
Including interest on deposits	1.34		1.25		1.22		1.30		1.39		1.49

     For purposes of computing these ratios, earnings represent income before income taxes plus fixed charges, excluding capitalized interest and preferred stock dividends. Fixed charges and preferred stock dividends represent all interest expense, including and excluding interest on deposits, as applicable, the portion of net rental expense that is deemed representative of the interest factor, the amortization of debt issuance expense and capitalized interest as well as the amount of pre-tax earnings required to pay dividends (preferred stock dividends divided by 1 minus our effective income tax rate) on outstanding shares of the company’s preferred stock, as noted above.

USE OF PROCEEDS

     Unless we specify otherwise in the applicable prospectus supplement, we will use the net proceeds primarily to support further growth in the business of Westernbank. We anticipate contributing substantially all of the net proceeds to Westernbank, which will increase its regulatory capital, thereby facilitating its ability to increase deposits and borrowings to fund additional growth in loans and investments.

DESCRIPTION OF CAPITAL STOCK

     The following summary of the terms of our common stock and our preferred stock does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable provisions of the laws of Puerto Rico, our Certificate of Incorporation, By-laws and the Certificates of Corporate Resolution that fix the designation and any preferences, rights, privileges and restrictions of our series of preferred stock. We also refer you to the more complete description of our Capital Stock, which is incorporated by reference in this prospectus. See “Incorporated by Reference” beginning on page 1.

Description of Common Stock

     We are currently authorized to issue 300,000,000 shares of common stock, $1.00 par value per share. As of December 31, 2002, there were 68,346,306 shares issued and outstanding. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Each share of common stock has the same relative rights as, and is identical in all respects to, each other share of common stock.

     If the company is liquidated or dissolved or distributes all of its assets, and after the preferential rights of the holders of outstanding shares of preferred stock are satisfied, the holders of common stock will share ratably in the assets of the company legally available for distribution. The common stock:

•	is not redeemable;

•	is not convertible for other shares of our capital stock;

•	is not subject to a sinking fund; and

•	does not have any preemptive rights to subscribe for other shares issued by the company.

     The holders of common stock are entitled to receive dividends on an equal per share basis when, as and if declared by the board of directors out of funds legally available. The shares of common stock to be issued pursuant to a prospectus supplement will, when issued, be duly authorized, validly issued, fully paid and nonassessable and will, subject to official notice of issuance, be admitted to trading on the New York Stock Exchange. Our transfer agent, The Bank of New York, acts as transfer agent, registrar and dividend disbursement agent for the common stock.

     The holders of common stock may be adversely affected by future issuances of our preferred stock. Our board of directors, without stockholder approval, can issue preferred stock in the future with special rights or preferences superior to those of our common stock as to dividends, conversion rights, liquidation rights and voting rights. For example, our board of directors could designate a new class of preferred stock with a separate class right to approve a merger or sale of substantially all the assets of the company or other matters. Consequently, the issuance of preferred stock may have the effect of delaying or preventing a change in control of the company. You should carefully review the information set forth under “Description of Preferred Stock” below and the caption “Risk Factors” in the applicable supplements to this prospectus.

Description of Preferred Stock

     The following description is a general summary of the terms of the preferred stock that we may issue. The description below and in any prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to our Certificate of Incorporation, By-laws and the applicable Certificate of Corporate Resolution that will determine the terms of the preferred stock.

     General

     We are currently authorized to issue 20,000,000 shares of preferred stock, $1.00 par value per share. As of December 31, 2002: 1,217,000 shares designated 7.125% Non-Cumulative, Convertible Preferred Stock, 1998 Series A, par value $1.00 per share (liquidation preference $25 per share), were outstanding; 2,001,000 shares designated 7.25% Noncumulative Monthly Income Preferred Stock, 1999 Series B, par value $1.00 per share (liquidation preference $25 per share), were outstanding; 2,208,000 shares designated 7.60% Noncumulative Monthly Income Preferred Stock 2001 Series C, par value $1.00 per share (liquidation preference $25 per share), were outstanding; 1,791,999 shares designated 7.40% Noncumulative Monthly Income Preferred Stock 2001 Series D, par value $1.00 per share (liquidation preference $25 per share), were outstanding; and 1,725,000 shares designated 6.875% Noncumulative Monthly Income Preferred Stock 2002 Series E, par value $1.00 per share (liquidation preference $25 per share), were outstanding.

     Subject to limitations prescribed by Puerto Rico law and our Certificate of Incorporation, the board of directors or, if then constituted, a duly authorized committee thereof, is authorized to issue, from the authorized but unissued shares of our preferred stock, preferred shares in such series as the board of directors may determine and to establish, from time to time, the number of preferred shares to be included in any such series and to fix the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the shares of any such series, and such other subjects or matters as may be fixed by resolution of the board of directors.

     The preferences, rights, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of corporate resolutions relating to such issues. You should refer to the prospectus supplement relating to the series of preferred stock being offered for the specific terms of that series, including:

(1)	the title and stated value of the preferred stock being offered;

(2)	the number of shares of preferred stock being offered, their liquidation preference per share, if any, and their purchase price;

(3)	the dividend rate(s), period(s) and payment date(s) or method(s) of calculating the payment date(s) applicable to the preferred stock being offered;

(4)	whether dividends will be cumulative or non-cumulative;

(5)	the provisions for a sinking fund, if any, for the preferred stock being offered;

(6)	the provisions for redemption, if applicable, of the preferred stock being offered;

(7)	any listing of the preferred stock being offered on any securities exchange or market;

(8)	voting rights, if any, of the preferred stock being offered;

(9)	the relative ranking and preferences of the series as to dividend rights and rights upon dissolution of the company or upon any distribution of its assets;

(10)	any limitations on issuance of any series of the company’s preferred stock ranking senior to or on parity with the series of the company’s preferred stock as to dividend rights and rights upon dissolution of the company or upon any distribution of its assets; and

(11)	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock being offered.

     Rank

     The preferred stock will have, upon dissolution of the company, or upon any distribution of its assets, the rights as stated in the applicable prospectus supplement.

     Dividends

     Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available for payment to stockholders, dividends at such rates and on such dates as will be set forth in the applicable prospectus supplement. Each such distribution shall be payable to holders of record as they appear on our stock transfer books on such record dates as shall be fixed by our board of directors.

     Redemption

     The terms and conditions, if any, upon which the preferred stock will be subject to mandatory redemption or redemption at our option, either in whole or in part, will be described in the applicable prospectus supplement.

     Voting Rights

     Holders of preferred stock will have voting rights as indicated in the applicable prospectus supplement; provided, however, that in no event shall any holder of any series of preferred stock be entitled to more than ten votes for each such share.

     Transfer Agent and Registrar

     The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

     We may sell the securities offered pursuant to this prospectus and any accompanying prospectus supplements to or through one or more underwriters or dealers, or to investors directly or through agents. Each prospectus supplement will describe the terms of the securities to which such prospectus supplement relates, the name or names of any underwriters or agents with whom we have entered into arrangements with respect to the sale of such securities, the public offering or purchase price of such securities and the net proceeds we will receive from such sale. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

     Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We also, may from time to time, authorize dealers or agents to offer and sell these securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of these securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for which they may act as agents.

     Shares of common stock or preferred stock may also be sold in one or more of the following transactions:

(a)	block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

(b)	purchases by a broker-dealer as principal and resale by the broker-dealers for its own account pursuant to a prospectus supplement;

(c)	a special offering, an exchange distribution or a secondary distribution in accordance with applicable New York Stock Exchange or other stock exchange or Nasdaq Stock Market rules;

(d)	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; and

(e)	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

     Broker-dealers may also receive compensation from purchasers of the securities, which is not expected to exceed that customary in the types of transactions involved.

     Any underwriting compensation paid by us to underwriters or agents in connection with the offering of these securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Any underwriter, dealer or agent participating in the distribution of the securities may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, or “Securities Act,” of the securities so offered and sold and any discounts or commissions received by them, and any profit realized by them on the same or resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.

     Underwriters, dealers, and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act. Unless otherwise set forth in the accompanying prospectus supplement, the obligations of any underwriters to purchase any of the securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the securities offered pursuant to such prospectus supplement, if any are purchased. Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

     In connection with the offering of the securities hereby, certain underwriters, and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price.

     The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing securities in the open market following completion of the offering of these securities or by exercising any over-allotment option granted to them by us. In addition, the managing underwriters may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

     Other than the common stock, which is listed on the New York Stock Exchange, each series of securities will be a new issue of securities and will have no established trading market. Any common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to official notice of issuance. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.

LEGAL MATTERS

     The validity of the securities offered hereby will be passed upon for the company by Hogan & Hartson L.L.P., Washington, D.C.

EXPERTS

     The consolidated financial statements incorporated in this prospectus by reference from the company’s Annual Report on Form 10-K for the year ended December 31, 2001 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in the method of accounting for derivative instruments effective January 1, 2002), and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

__________________

PROSPECTUS

______, 2003

__________________

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the expenses to be incurred by W Holding Company, Inc. in connection with the issuance and distribution of the securities registered hereby. All of these expenses, except for the registration fee and the application and listing fee, are estimates:

Securities and Exchange Commission registration fee		$24,270
New York Stock Exchange or Nasdaq National Market application and listing fee, as applicable		*
NASD filing fee		*
Printing expenses		*
Legal fees and expenses (other than Blue Sky)		*
Accounting fees and expenses		*
Blue Sky legal fees and filing expenses (including fees of counsel)		*
Transfer agent fees and expenses		*
Miscellaneous expenses		*
Total	$	____*

* To be filed by amendment.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Puerto Rico’s General Corporations Law of 1995 (“Puerto Rico’s Corporation Law”), a corporation may compensate any director or officer who is, has been a party, or is under threat of becoming a party to any imminent, pending or resolved civil, criminal, administrative or investigative action, suit or proceeding (except an action initiated by the corporation or initiated to protect the interests of the corporation), because he has been or is a director or officer of the corporation. The compensation may include the expenses incurred in a reasonable manner, including attorneys’ fees, adjudication or judgments, fines and amounts paid upon settling the action, suit or proceeding, if the director or officer acted in good faith and in a manner that he deemed consistent with the best interests of the corporation or, with respect to any criminal action or proceeding, the director or officer did not have reasonable cause to believe that his conduct was unlawful. The termination of any legal action, suit or proceeding by judgment, order, settlement or conviction or by a plea of nolo contendere, or its equivalent, does not in itself create the presumption that the director or officer did not act in good faith or in a manner that he reasonably believed to be consistent with the best interests of the corporation and that, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe that his conduct was unlawful.

     In addition, Puerto Rico’s Corporation Law allows a corporation to compensate any person who is, has been a party, or is under threat of becoming a party to any imminent, pending or resolved action, suit or proceeding initiated by the corporation or initiated to protect the interests of the corporation to procure a judgment in its favor because the person is or has been a director, officer, employee or agent of the corporation, or is or has been in office at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or any other enterprise. The compensation may include the expenses incurred in a reasonable manner, including attorneys’ fees, with respect to the defense or settlement of such action or suit, if the person acted in good faith and in a manner he reasonably deemed consistent with the best interests of the corporation and not opposed thereto.

     The determination of whether or not compensation should be paid to the director or officer is made:

     (1)  by the Board of Directors, through a majority vote of the directors who were not parties to such action, suit or proceeding, even if such directors constitute less than a quorum; or

     (2)  if there are no such directors or if such directors so determine, by independent legal counsel through a written opinion to that effect; or

     (3)  by the stockholders.

     No compensation shall be made with respect to a claim, matter or controversy in which it has been determined that such person is liable to the corporation, except that through a motion to that effect, the court presiding in such action or suit determines that notwithstanding the adjudication of liability against, and in light of all of the circumstances of the case, such person has the fair and reasonable right to be compensated for those expenses which the court deems proper and only to the extent which the court so deems.

ITEM 16. EXHIBITS

Exhibit No.	Description

1	Form of Underwriting Agreement (1)
3.1	Certificate of Incorporation of W Holding Company, Inc. (incorporated herein by reference to Appendix B to the Registrant’s Registration Statement on Form S-4, as amended (Reg. No. 333-76975), Article 7th of which establishes the rights of the Series A Preferred Stock
3.2	By-Laws of W Holding Company, Inc. (incorporated herein by reference to Exhibit 4 to the Registrant’s Registration Statement on Form 8-A, as filed November 29, 2001)
4.1	Certificate of Resolution establishing the rights of the Series B Preferred Stock (incorporated herein by reference to Exhibit 3.1.1 to the Registrant’s Registration Statement on Form S-4 (Reg. No. 333-76975))
4.2	Certificate of Resolution establishing the rights of the Series C Preferred Stock (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, as filed on March 30, 2001)
4.3	Certificate of Resolution establishing the rights of the Series D Preferred Stock (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, as filed on August 1, 2001)
4.4	Certificate of Resolution establishing the rights of the Series E Preferred Stock (incorporated herein by reference as Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, as filed on October 31, 2002)
5	Opinion of Hogan & Hartson L.L.P. (2)
12	Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5)
24	Power of Attorney (included on the signature page)

(1)	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference in connection with the offering of specific securities.

(2)	To be filed by amendment.

ITEM 17. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1)  To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (3)  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (4)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (5)  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (6)  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Mayagüez, Commonwealth of Puerto Rico, on March 17, 2003.

W HOLDING COMPANY, INC. (Registrant)

By: /s/ Frank C. Stipes, Esq. Frank C. Stipes, Esq. Chairman of the Board, Chief Executive Officer and President

POWER OF ATTORNEY

     Each individual whose signature appears below hereby constitutes and appoints Frank C. Stipes and Freddy Maldonado, and each and either of them, such individual’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign this Registration Statement or any registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, including, without limitation, any and all amendments thereto, and to file the same with the Securities and Exchange Commission, with all exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Frank C. Stipes, Esq. __________________________________ Frank C. Stipes, Esq. Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)

March 17, 2003

/s/ Cesar A. Ruiz __________________________________ Cesar A. Ruiz Director

March 17, 2003

/s/ Pedro R. Domínguez __________________________________ Pedro R. Domínguez Director and First Vice President/Southern Region

March 17, 2003

/s/ Cornelius Tamboer __________________________________ Cornelius Tamboer Director

March 17, 2003

/s/ Fredeswinda García de Frontera __________________________________ Fredeswinda García de Frontera Director

March 17, 2003

/s/ Freddy Maldonado __________________________________ Freddy Maldonado Chief Financial Officer and Vice President of Finance and Investment (Principal Financial Officer and Accounting Officer)

March 17, 2003

INDEX TO EXHIBITS

Exhibit No.	Description

1	Form of Underwriting Agreement (1)
3.1	Certificate of Incorporation of W Holding Company, Inc. (incorporated herein by reference to Appendix B to the Registrant’s Registration Statement on Form S-4, as amended (Reg. No. 333-76975), Article 7th of which establishes the rights of the Series A Preferred Stock
3.2	By-Laws of W Holding Company, Inc. (incorporated herein by reference to Exhibit 4 to the Registrant’s Registration Statement on Form 8-A, as filed November 29, 2001)
4.1	Certificate of Resolution establishing the rights of the Series B Preferred Stock (incorporated herein by reference to Exhibit 3.1.1 to the Registrant’s Registration Statement on Form S-4 (Reg. No. 333-76975))
4.2	Certificate of Resolution establishing the rights of the Series C Preferred Stock (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, as filed on March 30, 2001)
4.3	Certificate of Resolution establishing the rights of the Series D Preferred Stock (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, as filed on August 1, 2001)
4.4	Certificate of Resolution establishing the rights of the Series E Preferred Stock (incorporated herein by reference as Exhibit 4.2 to the Registrant’s Current Report on Form 8-K, as filed on October 31, 2002)
5	Opinion of Hogan & Hartson L.L.P. (2)
12	Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5)
24	Power of Attorney (included on the signature page)